Exhibit 10.28

JOINDER AGREEMENT

THIS JOINDER IN SUBSIDIARY GUARANTY AND SECURITY AGREEMENT (this “Joinder”) is executed as of February 9, 2006 by Impart Media Advertising, Inc., a Nevada corporation (“Joining Party”), and delivered to Laurus Master Fund, Ltd., a Cayman Islands company (the “Purchaser”). Except as otherwise defined herein, terms used herein and defined in the Security Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Impart Media Group, Inc, a Nevada corporation (the “Company”), certain Subsidiaries of the Company and the Purchaser, have entered into a Security Agreement, dated as of January 27, 2006 (as amended, modified or supplemented from time to time, the “Security Agreement”), providing for the issuance of the Note and the Warrant and the execution of the Ancillary Agreements referred to in the Security Agreement; and

WHEREAS, the Joining Party is a direct or indirect Subsidiary of the Company and desires, or is required pursuant to the provisions of the Security Agreement, to become a Guarantor under the Subsidiary Guaranty and an Eligible Subsidiary under the Security Agreement;

NOW, THEREFORE, in consideration of the foregoing and other benefits accru-ing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby makes the following representations and warranties to the Purchaser and hereby covenants and agrees with the Purchaser as follows:

NOW, THEREFORE, the Joining Party agrees as follows:

1.    By this Joinder, the Joining Party becomes (i) a Guarantor for all purposes under the Subsidiary Guaranty and (ii) an Eligible Subsidiary under the Security Agreement.

2.    The Joining Party agrees that, upon its execution hereof, it will become a Guarantor under the Subsidiary Guaranty with respect to all Obligations (as defined in the Subsidiary Guaranty), and will be bound by all terms, condi-tions and duties applicable to a Guarantor under the Subsidiary Guaranty, the Security Agreement and the other Ancillary Agreements. Without limitation of the foregoing, and in furtherance thereof, the Joining Party unconditionally and irrevocably, guarantees the due and punctual payment and performance of all Obligations (on the same basis as the other Guarantors under the Subsidiary Guaranty).

3.    The Joining Party agrees that, upon its execution hereof, it will become an Eligible Subsidiary under, and as defined in, the Security Agreement, and will be bound by all terms, conditions and duties applicable to an Eligible Subsidiary under the Security Agreement. Without limitation of the foregoing and in furtherance thereof, as security for the due and punctual payment of the Obligations (as defined in the Security Agreement), the Joining Party hereby pledges, hypothecates, assigns, transfers, sets over and delivers to the Purchaser and grants to the Purchaser a security interest in all Collateral (as defined in the Security Agreement), if any, now owned or, to the extent provided in the Security Agreement, hereafter acquired by it.

4.    In connection with the grant by the Joining Party, pursuant to paragraph 3 above, of a security interest in all of its right, title and interest in the Collateral (as defined in the Security Agreement) in favor of the Purchaser, the Joining Party (i) agrees to execute (if necessary) and deliver to the Purchaser such financ-ing statements, in form acceptable to the Purchaser, as the Purchaser may request or as are necessary or desirable in the opinion of the Purchaser to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral (as defined in the Security Agreement) owned by the Joining Party, (ii) authorizes the Purchaser to file any such financing statements without the signature of the Joining Party where permitted by law (such authorization includes a description of the Collateral as “all assets and all personal property, whether now owned and/or hereafter acquired” of the Joining Party all assets and all personal property, whether now owned and/or hereafter acquired” (or any substantially similar variation thereof)) and (iii) agrees to execute and deliver to the Purchaser assignments of United States trademarks, patents and copyrights (and the respective applications therefor) to the extent requested by the Purchaser.

5.    Without limiting the foregoing, the Joining Party hereby makes and under-takes, as the case may be, each covenant, representation and warranty made by, and as (i) each Guarantor pursuant to the Subsidiary Guaranty and (ii) each Eligible Subsidiary pursuant to the Security Agreement, in each case as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date in which case such repre-sen-ta-tion and warranty shall be true and correct as of such earlier date), and agrees to be bound by all covenants, agreements and obligations of a Guarantor and Eligible Subsidiary pursuant to the Subsidiary Guaranty and the Security Agreement, respectively, and all other Ancillary Agreements to which it is or becomes a party.

6.    Each of Schedules 7(c), 12(b), 12(c), 12(n) and 12(aa) of the Security Agreement is hereby amended by supplementing such Schedule with the information for the Joining Party contained on Schedules 7(c), 12(b), 12(c) 12(n) and 12(aa) attached hereto as Annex I. Schedule A to the Stock Pledge Agreement is hereby amended by supplementing such Schedule with the information for the Joining Party contained on Schedule A attached hereto as Annex II.

7.    This Joinder shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforce-able by each of the parties hereto and its successors and permitted assigns, provided, however, the Joining Party may not assign any of its rights, obligations or interest hereunder or under the Security Agreement or any Ancillary Agreement without the prior written consent of the Purchaser or as otherwise permitted by the Security Agreement or any Ancillary Agreement. THIS JOINDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Joinder shall prove to be invalid or unenforceable, such provi-sion shall be deemed to be sever-able from the other provi-sions of this Joinder which shall remain binding on all parties hereto.

8.    From and after the execution and delivery hereof by the parties hereto, this Joinder shall constitute an “Ancillary Agreement” for all purposes of the Security Agreement and the Ancillary Agreements.

9.    The effective date of this Joinder is February 28, 2006.

* * *

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the date first above written.

IMPART MEDIA ADVERTISING, INC.

By:	/s/Joseph Martinez
Name: Joseph Martinez
Title: Chief Financial Officer

Accepted and Acknowledged by:

LAURUS MASTER FUND, LTD.

By:	/s/David Grin
Name: David Grin
Title: Director

Solely with respect to the second sentence in Section 6 hereof, the undersigned hereby acknowledges and agrees as of the date first above written.

IMPART MEDIA GROUP, INC.

By:	/s/Joseph Martinez
Name: Joseph Martinez
Title: Chief Financial Officer